September 14, 1998

Mr. Pong Lim
C/O Ditech Corporation
570 Maude Corporation
Sunnyvale, CA 94086

Re: Employment Agreement

Dear Pong:

Congratulations on your election as Chairman of the Board for Ditech Corporation
("Ditech" or the "Company").   Ditech is also pleased to continue your
employment with the Company on the following terms (the "Agreement").

As an employee and Chairman of the Board for Ditech, your office will be based in the Company's headquarters and you will perform the duties customarily performed by the Chairman. In addition to being part of the IPO team, you will also cooperate to perform other executive duties as may be assigned to you by Ditech's Board of Directors (the "Board") or the Company's Chief Executive Officer. You will be expected to work the hours required by the nature of your work assignments.

For the one-year period following the date of this letter, you will be paid one hundred and seventy-five thousand dollars ($175,000) per year ("Base Salary"), less standard deductions and withholdings, paid on the Company's normal payroll dates. You will remain eligible for a bonus based upon the achievement of fiscal 1999 financial goals and individual objectives as set and approved by the Board in your Management Bonus Plan dated on or about June 12, 1998 (attached and incorporated by reference as Exhibit A). The bonus is considered earned by the end of April 1999, the fiscal year end, and it will be paid soon after the audited financial statement for FY99 is complete but no later than July 1999.
In addition, one year from the date of this letter, any remaining unvested shares of all of your current outstanding incentive stock options (attached and incorporated by reference as Exhibit B) with the Company will become fully vested provided you cooperate to perform the duties described above. Within thirty (30) days of the date of this Agreement all such incentive stock options will be amended to reflect this change.

In addition to your salary and bonus compensation, you continue to be eligible for the Company benefits consistent with Company policy. Details about these benefits are available for your review. The Company reserves the right to modify its benefits from time to time as it deems necessary.

You acknowledge your continuing obligation to abide by all the Company's policies and procedures and your continuing obligation under the Company's Proprietary Information Agreement that you signed on May 31, 1994 (attached and incorporated by reference Exhibit C). You also represent and warrant that you are not a party to any agreement with any third party or prior employer that would conflict with or inhibit your performance of your duties with the Company.

Either you or the Board may terminate your employment relationship or your membership on the Board at any time for any reason whatsoever, with or without cause or advance notice. This at-will relationship cannot be changed except in writing signed by a duly authorized officer of the Company. However, if you are terminated by the Company within a year from the date of the letter your compensation package will be paid in full, including bonus, and the stock option vesting schedule described in this Agreement will not be affected whatsoever.
In the event that a change in control of the Company occurs within a year from the date of this letter, all remaining stock option will become vested immediately.

You agree that, for one year following the termination of your employment with the Company, you will not personally initiate or participle in the solicitation of any employee of the Company, or that of any of its affiliates, to terminate his or her relationship with the Company, or with any of its affiliates, in order to become an employee or consultant for any other person or business entity.

To ensure rapid and economical resolution of any disputes that may arise under this Agreement, you and the Company agree that any and all disputes or controversies, whether of law or fact of any nature whatsoever (including, but not limited to, all state and federal statutory and discrimination claims), with the sole exception of those disputes that may arise from any Company Proprietary Information Agreement, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement will, to the extent provided by law, be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) under the then-existing Rules of Practice and Procedure of Judicial Arbitration and Mediation Services ("JAMS").

This letter Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and Ditech with respect to the terms and conditions of your employment. This agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements. It may not be amended or modified except by a written instrument signed by you and a duly authorized officer of the Company. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement. This Agreement will be construed and interpreted in accordance with the laws of the State of California and will be deemed drafted by both parties.

I trust that the points outlined above fully clarify the terms of Ditech's offer. If you choose to accept our offer under the terms described above, please sign below and return this letter to me. We look forward to a continued productive and enjoyable work relationship helping Ditech grow.

                                        Very truly yours,

                                        DITECH CORPORATION



                                        By:  /s/ Kenneth Jones
                                             -----------------------------------
                                             Kenneth Jones for the
                                             Ditech Board of Directors and a
                                             Duly Authorized Officer



ACKNOWLEDGED AND ACCEPTED



/s/ Pong Lim
----------------------------------------
Pong Lim


Exhibit A - Management Bonus Plan
Exhibit B - Outstanding Incentive Stock Option Plan
Exhibit C - Proprietary Information Agreement

                                                                       EXHIBIT A

                                       PONG LIM

                             FY 99 MANAGEMENT BONUS PLAN


                                                                AT PLAN
 BONUS                                                      REVENUE TARGET
-------------------------------------------------------     --------------
 Financial Goals  Actual Revenue X Actual EBITDA = 1.0           75,000
                  ------------------------------
                  Plan Revenue       Plan EBITDA

 Individual Objectives                                           25,000
                                                                -------
                                                                100,000

 BASE
-------------------------------------------------------

 Salary                                                         175,000

 TOTAL BASE + BONUS                                             275,000

                                                                   PROJECTED
 BONUS FORMULA FOR     FINANCIAL GOALS              FACTOR           BONUS
 -----------------     ---------------              ------           -----
 20.8/20.8              X 1.09/1.09         =            1 =         75,000
 24/20.8                X 2/1.09            =       2.1171 =        158,783
 23/20.8                X 1.69/1.09         =       1.7144 =        128,580
 18/20.8                X .5/1.09           =        0.397 =         29,775

                                    EXHIBIT B

                        OUTSTANDING STOCK OPTION SUMMARY
                              AS OF SEPTEMBER 1998


                                     OPTION       SHARES VESTED      UNVESTED
 GRANT DATE     GRANTED SHARES        PRICE     AT END OF SEPT 98     SHARES
 ----------     --------------        -----     -----------------     ------
 5/1/96             80,000            $0.10                48,335      31,665
 5/1/97             20,000            $0.55                 7,085      12,915
 Sep 97             75,000            $0.55                     0      75,000
 Sep 97             75,000            $0.55                     0      75,000







Pcl employment agreement September 1998

                                                                      EXHIBIT A1

                                  FY99 OBJECTIVES
                             PONG LIM, PRESIDENT & CEO


1.   Meet or exceed revenues and EBITDA plan:
     Revenues  -    $20.8M
     EBITDA    -    $1.09M

2.   Increase Ditech market share by:
     - Winning 4 new end-user customers in international markets
     - Establishing 2 OEM relationships (1 for Echo and 1 for Fiber comm.)

3.   Be 1st to market with key new products:
     - Ensure DS3 Echo Cancellers introduction to market in Q3 and start shipping for revenues by Q4
     - Ensure OTS System introduction to market in Q1 and start shipping for revenues by Q4
     - Ensure DWDM Monitor introduction to market in Q2 and start shipping for revenues by Q4

4.   Establish operations capability to support a $30M business:
     - Transition to full turn-key manufacturing for EDFA and OTS modules
     - Develop test capabilities for broadband (DS3) echo cancellers
     - Develop test capabilities for system level products

5. Visit 5 major customers to ensure customer satisfaction, understand their future needs and continue to strengthen our relationships.

6. Visit 5 key suppliers to ensure Ditech is receiving quality product, service, and cost savings benefits while continuing to strengthen our relationships.

7.   Begin establishing Ditech presence in the financial community by:
     - Attending and/or presenting at analyst conferences
     - Presenting Ditech at AEA conference in early 1999

8.   Begin dialogue with a minimum of 10 investment bankers, identify the three
     (3) leading candidates for recommendation to the Board